UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported) February 18, 2008

CASCADE BANCORP

(Exact name of registrant as specified in its charter)

OREGON (State or other jurisdiction of incorporation)	0-23322 (Commission File Number)	93-1034484 (IRS Employer Identification Number)

1199 NW Wall Street

Bend, Oregon 97701

(Address of Principal Executive Offices)

(541) 385-6205

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 18, 2008, Cascade Bancorp (“Bancorp”) and Bank of the Cascades, a wholly-owned subsidiary of Bancorp (“Bank”), entered into employment agreements with Patricia L. Moss, Bancorp’s Chief Executive Officer and President and Bank’s Chief Executive Officer, Gregory D. Newton, Bancorp’s and Bank’s Executive Vice President, Chief Financial Officer and Secretary, Peggy L. Biss, Bancorp’s and Bank’s Executive Vice President and Chief Human Resources Officer, and Frank R. Weis, Bank’s Executive Vice President and Chief Credit Officer. The term of the agreements is for two (2) years commencing effective January 1, 2008, and will automatically renew for additional one (1) year periods thereafter unless the executive or Bancorp gives notice of termination sixty (60) days prior to the expiration of the immediately preceding term. The agreements replace change in control agreements that were previously in place.

Patricia L. Moss. Moss’s agreement provides for an annual base salary (currently $380,000) and a bonus, each of which shall be approved by the board of directors of Bancorp. Moss is eligible to participate in all employee benefits offered by Bancorp, including benefit plans to which Moss and Bancorp are currently parties.

In the event of a termination of Moss’s employment upon a change in control (as defined) and a material adverse change in employment (as defined) (provided the termination occurs within one (1) year prior to or two (2) years following the change in control), Moss will receive an amount equal to two and a half (2.5) times her then current base salary plus an amount equal to the product of the average of each of the prior three year’s annual cash incentive as a percent of the applicable year’s base salary and her then current base salary. In addition, Bancorp will provide Moss with certain employment benefits for a period of eighteen (18) months following the date of termination.

In the event of an involuntary termination (as defined) of Moss’s employment with Bancorp or Bank or a termination of Moss’s employment by Moss for good reason (as defined), Moss will receive an amount equal to two (2) times her then current base salary plus an amount equal to the prorated cash incentive in effect for Moss in the year in which the termination occurs and Bancorp will provide Moss with certain employment benefits for a period of eighteen (18) months following the date of termination.

The agreement further provides that if any payments received by Moss due to a change in control would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, Bancorp will pay Moss a single “grossing-up” equal to the amount of excess tax imposed by Section 4999 of the Internal Revenue Code.

In the event of termination of Moss’s employment upon written agreement or notice of resignation by Moss for other than good reason, Moss shall provide up to 240 hours of consulting services to Bancorp within the first six (6) months following such termination. Moss will be paid for the consulting services at an hourly rate equal to her annual base salary at the time of termination divided by 2080 for each hour worked.

Moss is prohibited from competing with Bancorp or Bank in Oregon or Idaho and soliciting any employee or customer of Bancorp or Bank during the term of the employment agreement and for an eighteen (18) month period following her termination of employment.

Gregory D. Newton, Peggy L. Biss and Frank R. Weis. Newton is employed as Bancorp’s and Bank’s Executive Vice President, Chief Financial Officer and Secretary, Biss is employed as Bancorp’s and Bank’s Executive Vice President and Chief Human Resources Officer, and Weis is employed as Bank’s Executive Vice President and Chief Credit Officer. In other regards, the agreements for Newton, Biss, and Weis are substantially the same, except that Newton’s minimum annual base salary is $210,000, Biss’s minimum annual base salary is $185,000, and Weis’s minimum annual base salary is $185,000. In all cases, the salaries are subject to review by the compensation committee of the board of directors of Bancorp. Newton, Biss, and Weis are eligible to receive a bonus, which shall be approved by the compensation committee of the board of directors of Bancorp. Newton, Biss, and Weis are eligible to participate in all employee benefits offered by Bancorp, including benefit plans to which Newton, Biss, and Weis, as the case may be, and Bancorp are currently parties.

In the event of a termination of Newton’s, Biss’s, or Weis’s employment upon a change in control (as defined) and a material adverse change in employment (as defined) (provided the termination occurs within one (1) year prior to or eighteen (18) months following the change in control), Newton, Biss, or Weis, as the case may be, will receive an amount equal to two (2) times the then current base salary plus an amount equal to the product of the average of each of the prior three year’s annual cash incentive as a percent of the applicable year’s base salary and the then current base salary. In addition, Bancorp will provide certain employment benefits for a period of eighteen (18) months following the date of termination.

In the event of an involuntary termination (as defined) of Newton’s, Biss’s, or Weis’s employment with Bancorp or Bank, the agreements provide that Newton, Biss, or Weis, as the case may be, will receive an amount equal to one and a half (1.5) times the then current base salary plus an amount equal to the prorated cash incentive in effect in the year in which the termination occurs, and Bancorp will provide certain employment benefits for a period of eighteen (18) months following the date of termination.

The agreement further provides that if any payments received by Newton, Biss, or Weis, as the case may be, due to a change in control would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, Bancorp will pay a single “grossing-up” equal to the amount of excess tax imposed by Section 4999 of the Internal Revenue Code.

In the event of termination of employment upon written agreement or notice of resignation by Newton, Biss, or Weis, such executive shall provide up to 120 hours of consulting services to Bancorp within the first ninety (90) days following such termination. Newton, Biss, or Weis, as the case may be, will be paid for the consulting services at an hourly rate equal to the annual base salary at the time of termination divided by 2080 for each hour worked.

Newton, Biss, and Weis are prohibited from competing with Bancorp or Bank in Oregon or Idaho and soliciting any employee or customer of Bancorp or Bank during the term of the employment agreements and for an eighteen (18) month period following termination of employment.

The above-described employment agreements are filed herewith as Exhibits 10.1 through 10.4.

Forward-Looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations, credit quality and concentrations, general and local economic conditions and competition within the business areas in which Cascade is conducting its operations. These statements include, among others, statements related to future profitability levels and future earnings. For a discussion of factors, which could cause results to differ, please see Cascade's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and Cascade's press releases. When used in this release, the words or phrases such as "will likely result in", "management expects that", "will continue", "is anticipated", "estimate", "projected", or similar expressions, are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. Cascade undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting Cascade Bancorp and PSLRA's safe harbor provisions.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit 10.1	Executive Employment Agreement between Cascade Bancorp, Bank of the Cascades, and Patricia L. Moss, entered into on February 18, 2008.

Exhibit 10.2	Executive Employment Agreement between Cascade Bancorp, Bank of the Cascades, and Gregory D. Newton, entered into on February 18, 2008.

Exhibit 10.3	Executive Employment Agreement between Cascade Bancorp, Bank of the Cascades, and Peggy L. Biss, entered into on February 18, 2008.

Exhibit 10.4	Executive Employment Agreement between Cascade Bancorp, Bank of the Cascades, and Frank R. Weis, entered into on February 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CASCADE BANCORP

By:	/s/ Gregory D. Newton
Gregory D. Newton

Executive Vice President/

Chief Financial Officer/Secretary

Date:	2/19/08